Exhibit (d)(6)

SUPPLEMENT TO

INVESTMENT ADVISORY CONTRACT

PIMCO Equity Series

650 Newport Center Drive

Newport Beach, California 92660

June 16, 2016

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

RE: PIMCO Dividend and Income Builder Fund (the “Fund”)

Dear Sirs:

PIMCO Equity Series (the “Trust”) and Pacific Investment Management Company LLC (the “Adviser”) have entered into an Investment Advisory Contract dated March 30, 2010 (the “Contract”).

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof as follows:

i.	all references to the PIMCO Dividend and Income Builder Fund are deleted and replaced with the PIMCO Dividend and Income Fund; and

ii.	the Fund’s advisory fee rate is reduced from 0.69% to 0.49% of the average daily net assets attributable to the Fund.

Accordingly, the current Exhibit A is replaced with the new Exhibit A attached hereto.

Investment Advisory Contract

EXHIBIT A

(as of June 16, 2016)

PIMCO Equity Series

Fund	Investment Advisory Fee #
PIMCO Balanced Income Fund	0.60%
PIMCO Dividend and Income Fund	0.49%
PIMCO EqS® Long/Short Fund	1.04%
PIMCO Global Dividend Fund	0.69%
PIMCO International Dividend Fund	0.69%
PIMCO RAE Fundamental Emerging Markets Fund	0.50%
PIMCO RAE Fundamental Global ex-US Fund	0.40%
PIMCO RAE Fundamental Global Fund	0.40%
PIMCO RAE Fundamental International Fund	0.30%
PIMCO RAE Fundamental US Fund	0.25%
PIMCO RAE Fundamental US Small Fund	0.35%
PIMCO RealPathTM Blend Income Fund	0.01%
PIMCO RealPathTM Blend 2020 Fund	0.01%
PIMCO RealPathTM Blend 2025 Fund	0.01%
PIMCO RealPathTM Blend 2030 Fund(1)	0.02%
PIMCO RealPathTM Blend 2035 Fund(2)	0.03%
PIMCO RealPathTM Blend 2040 Fund(3)	0.03%
PIMCO RealPathTM Blend 2045 Fund(4)	0.03%
PIMCO RealPathTM Blend 2050 Fund(5)	0.03%
PIMCO RealPathTM Blend 2055 Fund(6)	0.03%
PIMCO U.S. Dividend Fund	0.60%

#

Each Fund may invest in shares of PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio and PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio III (each a “PAPS Short-Term Floating NAV Portfolio,” and together, the “PAPS Short-Term Floating NAV Portfolios”), each series of PIMCO Funds. The PAPS Short-Term Floating NAV Portfolios are offered only to series of the Trust (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. The PAPS Short-Term Floating NAV Portfolios do not pay an investment advisory fee to PIMCO. By investing in a PAPS Short-Term Floating NAV Portfolio, each Investing Fund and PIMCO agree that a portion of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to a PAPS Short-Term Floating NAV Portfolio under its investment advisory contract with PIMCO. Specifically, to the extent that an Investing Fund invests in a Short-Term Floating NAV Portfolio, a fee of 0.005% of the average daily value (as calculated in Section 6 of the Investment Advisory Contract) of the assets of the Investing Fund so invested shall be designated as compensation to PIMCO for the services provided to that Short-Term Floating NAV Portfolio.

(1)	Effective July 1, 2020, the Fund’s investment advisory fee will be reduced to 0.01%.

(2)	Effective July 1, 2020, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2025, the Fund’s investment advisory fee will be reduced to 0.01%.

(3)	Effective July 1, 2025, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2030, the Fund’s investment advisory fee will be reduced to 0.01%.

(4)	Effective July 1, 2030, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2035, the Fund’s investment advisory fee will be reduced to 0.01%.

(5)	Effective July 1, 2035, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2040, the Fund’s investment advisory fee will be reduced to 0.01%.

(6)	Effective July 1, 2040, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2045, the Fund’s investment advisory fee will be reduced to 0.01%.

If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO EQUITY SERIES

By:	/s/ Henrik P. Larsen
Title:	Vice President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By: /s/ Peter G. Strelow
Title: Managing Director